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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-18481 of Kelley Oil & Gas Corporation of our report dated March 28, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Houston, Texas

December 26, 1996